KENT FUNDS
ADDITIONAL INFORMATION

Shareholder Vote (unaudited):

Resolution 1:
To consider and act upon an Agreement and Plan of Reorganization
("Reorganization Agreement") pursuant to which each Kent Fund will transfer of all of its assets to the corresponding
FifthThird Fund, as
listed below, in exchange for Investment A, Institutional, and Service shares (collectively, "Shares") of such Fifth
Third Fund and the
assumption by such Fifth Third Fund of all of the liabilities of such Kent Fund, followed by the liquidation of such Kent Fund, and the distribution of Shares of such Fifth
Third Fund to the
shareholders of such Kent Fund, and by the deregistration of the
Kent Funds as an investment company under the Investment
Company Act of 1940 and the termination
of the Kent Funds
as a business trust under Massachusetts law.
With respect to Resolution 1, the following numbers of shares were voted in favor of the proposal, against the proposal, abstained from voting, and represented broker non-votes:

Fund

In Favor

Against

Abstained
Broker
Non-votes
Kent Growth and Income Fund
36,938,298
30,337
27,220
980,299
Kent Large Company Growth Fund
29,233,487
4,758
786
26,506
Kent Small Company Growth Fund
41,658,830
17,920
12,690
316,009
Kent International Growth Fund
35,259,142
15,032
7,172
1,030,661
Kent Index Equity Fund
35,800,613
21,350
17,373
606,650
Kent Short Term Bond Fund
21,966,279
5,311
10,652
167,315
Kent Intermediate Bond Fund
66,629,267
11,446
23,479
490,986
Kent Income Fund
27,101,058
11,933
11,542
184,459
Kent Intermediate Tax-Free Fund
22,649,830
1,106
9,944
209,471
Kent Tax-Free Income Fund
11,649,432
832
167
21,502
Kent Michigan Municipal Bond Fund
8,189,773
907
6,105
91,675
Kent Money Market Fund
555,687,329
226,038
1,113,393
16,269,372
Kent Government Money Market Fund
248,282,649
1,318
0
99,144,481
Kent Michigan Municipal Money Market Fund
215,162,665
450,644
453,236
7,002,434
KENT FUNDS
ADDITIONAL INFORMATION
(continued)

Resolution 2:

To consider and act upon a new investment advisory agreement ("New Investment Advisory Agreement") between the Kent Funds and Fifth Third Asset
Management Inc.,
the terms of which are identical in all
material respects
(with the exception of the investment advisor name) to the investment advisory agreement previously in effect between the Kent Funds and Lyon Street Asset
Management Company.
The New Investment Advisory Agreement was approved by the Board of Trustees of the Kent Funds on April 12, 2001.

With respect to Resolution 2, the following numbers of shares were voted in favor of the proposal, against the proposal, abstained from voting, and represented broker non-votes:


Fund

In Favor

Against

Abstained
Broker
Non-votes
Kent Growth and Income Fund
37,880,787
32,022
63,345
N/A
Kent Large Company Growth Fund
29,204,969
4,937
55,631
N/A
Kent Small Company Growth Fund
41,934,982
19,215
51,252
N/A
Kent International Growth Fund
36,254,083
15,881
42,043
N/A
Kent Index Equity Fund
36,400,197
20,596
25,193
N/A
Kent Short Term Bond Fund
22,126,041
5,311
18,205
N/A
Kent Intermediate Bond Fund
67,004,046
12,002
139,130
N/A
Kent Income Fund
27,282,094
12,452
14,446
N/A
Kent Intermediate Tax-Free Fund
22,857,904
2,504
9,943
N/A
Kent Tax-Free Income Fund
11,670,934
832
167
N/A
Kent Michigan Municipal Bond Fund
8,281,448
907
6,105
N/A
Kent Money Market Fund
572,056,191
126,336
1,113,605
N/A
Kent Government Money Market Fund
345,323,852
1,350,896
753,700
N/A
Kent Michigan Municipal Money Market Fund
222,039,530
453,283
576,166
N/A